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                                                                    EXHIBIT 10.7

                          MANAGEMENT BUY-SELL AGREEMENT


         This BUY-SELL AGREEMENT (this "Agreement") is dated as of December 10, 2003, by and among Atrium Corporation, a Delaware corporation (the "Company"), and Jeff L. Hull (the "Stockholder").

         WHEREAS, in connection with the execution of certain agreements, including a Contribution and Subscription Agreement relating to the purchase of shares of Common Stock, par value $0.01 of the Company (the "New Shares"), Exchanged Stock Agreement relating to the exchange of certain shares of Atrium Corporation (the "Rollover Shares" and, collectively with the New Shares, the "Shares") in connection with the transactions contemplated by that certain Merger Agreement, dated October 27, 2003, by and among Atrium Corporation, KAT Holdings, Inc. and KAT Acquisition, Inc. and the other signatories thereto, as amended (the "Merger Agreement"), Replacement Option Agreement relating to the grant of certain options of Atrium Corporation pursuant to the Atrium Replacement Option Plan (the "Rollover Options") or 2003 Stock Option Agreement relating to the grant of certain options of Atrium Corporation pursuant to the Atrium Corporation 2003 Option Plan (the "New Options", and, collectively with the Rollover Options, the "Option Shares"), the Company and the Stockholder have agreed to enter into a Buy-Sell Agreement in the form hereof with respect to the Shares, the Option Shares and any other Common Stock or Common Stock Equivalents otherwise acquired by the Stockholder from the Company.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Stockholder agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

                  "Affiliate" means, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

                  "Board" means the Board of Directors of the Company.

                  "Call Notice" has the meaning specified in Section 2.2 hereof.

                  "Cause" means termination by action of the Board because of:
                  (a) the Stockholder's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude;
                  (b) the Stockholder's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (c) the Stockholder's commission of material mismanagement in the conduct of his duties as


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                  assigned to him by the Board or the Stockholder's supervising officer or officers of the Company or any Related Entity; (d) the Stockholder's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board or the Stockholder's supervising officer or officers of the Company or any Related Entity, or the Stockholder's intentional failure to perform the Stockholder's stated duties; or (e) substance abuse or addiction on the part of the Stockholder. Notwithstanding the foregoing, in the event that the Stockholder is at any time subject to an employment agreement with the Company or any Related Entity that contains a definition of "Cause" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall, for all purposes of this Agreement, be the applicable definition of "Cause" hereunder and supersede the foregoing definition for purposes of this Agreement.

                  "Common Stock" means the Company's authorized Common Stock, $0.01 par value per share, and any other capital stock of the Company which is (a) not preferred as to dividends or assets over any class of stock of the Company, (b) not subject to redemption, and (c) issued to the holders of shares of Common Stock upon any reclassification thereof.

                  "Common Stock Equivalents" means, without duplication with any other Common Stock or common stock equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event, provided that for purposes of Section 2.3(b), Common Stock Equivalents and Option Shares will not include (x) unvested options under the 2003 Stock Option Plan, and (y) 3,000 A Warrants and unvested B Warrants (subject to the last sentence of this definition) under the Hull Warrant; and provided further that, for purposes of Section 2.3(a), Common Stock Equivalents and Option Shares will not include unvested options under the 2003 Stock Option Plan. Vesting, for this purpose, will give effect to any acceleration event in any employment, buy-sell, option or other applicable agreement.

                  "Company" has the meaning specified in the preamble hereto.

                  "Company Non-Renewal" shall mean the non-renewal by the Company or any Related Entity of any expired employment agreement between the Company or any Related Entity and any Stockholder (under circumstances not involving Cause), provided that non-renewal will not be deemed to occur if the


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                  Company thereafter continues or offers to continue employment
                  (whether or not pursuant to such employment agreement) on terms and conditions that would not give rise to a Good Reason termination by the Stockholder.

                  "Delayed Closing Date" has the meaning specified in Section
                  5.2 hereto.

                  "Disability" means permanent disability as defined under the appropriate provisions of the long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Board and the Stockholder, or, to the extent defined differently, shall have the meaning set forth in any employment agreement between a Stockholder and the Company or any Related Entity with respect to such Stockholder. Notwithstanding the foregoing, in the event that the Stockholder is at any time subject to an employment agreement with the Company or any Related Entity that contains a definition of "Disability" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall, for all purposes of this Agreement, be the applicable definition of "Disability" hereunder, and supersede the foregoing definition of this Agreement.

                  "EBITDA" means, with respect to the most recently completed 12 month period immediately preceding any applicable measuring date, earnings before interest, taxes, depreciation and amortization of the Company and all of its Subsidiaries on a consolidated basis, but excluding any extraordinary gains or losses, special charges, any compensation expense attributable to the Company's equity securities, management fees paid to the Company's equity sponsor, any accounts receivable securitization expense, any transaction or merger-related costs that are expensed rather than capitalized including any effect of fair market value adjustments made pursuant to purchase accounting and any other non-cash items, and adjusted for all acquisitions and/or divestitures as if the transactions had occurred at the beginning of such 12 month period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall, as it relates to the Company's Common Stock or Common Stock Equivalents, mean the average of the high and low prices of such Common Stock or Common Stock Equivalents as reported on the principal national securities exchange on which the shares of Common Stock or Common Stock Equivalents are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock or Common Stock Equivalents is not listed on a national securities exchange, the last reported bid price in the


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                  over-the-counter market, or if such shares are not traded in the over-the counter market, "Fair Market Value" shall be computed as follows:

                  (A) by multiplying the Company's trailing 12-month EBITDA at such time by 7.3, and adding to the resulting product cash and cash equivalents of the Company (the "Enterprise Value"); and

                  (B) by deducting from the Enterprise Value (a) all indebtedness of the Company (including, without limitation, any capitalized leases) for borrowed money and (b) the aggregate liquidation preference of any outstanding preferred stock of the Company (plus accrued but unpaid dividends thereon), in each case as of the end of the immediately preceding 12-month period at such time and reflected on the face of the Company's balance sheet.

                  If, at any time, a dispute arises between the Company and the Stockholder regarding the determination of Fair Market Value, then such determination shall be made, according to the methodology described above, by an independent investment banking, accounting firm or independent appraiser of nationally recognized standing or regional prominence mutually selected by the Company and the Stockholder.

                  "Family Members" means, with respect to any individual, any Related Person or Family Trust of such individual.

                  "Family Trust" means, with respect to any individual, any trust created for the benefit of one or more of such individual's Related Persons and controlled by such individual.

                  "Good Reason" means:

                           (i) any significant reduction, without the Stockholder's consent, in the Stockholder's position, authority, duties or responsibilities;

                           (ii) any failure by the Company to pay when due any compensation or benefits due and owing to the Employee, other than any such failure not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Stockholder;

                           (iii) any material breach by the Company of any material agreement between the Stockholder and the Company, including but not limited to any employment agreement, other than any such breach not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Stockholder; or


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                           (iv) any material violation by the Company of any law
                           or regulation governing employment as such law or regulation affects the Stockholder, other than any such violation not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Stockholder. Notwithstanding the foregoing, in the event that the Stockholder is at any time subject to an employment agreement with the Company or any Related Entity that contains a definition of "Good Reason" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall, for all purposes of this Agreement, be the applicable definition of "Good Reason" hereunder, and supersede the foregoing definition of this Agreement.

                  "Hull Warrants" means that certain Warrant Agreement, dated December 10, 2003, for 7,750 shares of Common Stock, entered into with Jeff L. Hull.

                  "Institutional Investors" means (i) ATR Acquisition LLC, (ii) KAT L.P. and any other investment partnership or entity managed or controlled by Kenner & Company, Inc. and/or its Affiliates, (iii) UBS Capital Americas II, LLC and/or its Affiliates, and (iv) ML IBK Positions, Inc. and/or its Affiliates, and, in each case, any of such transferees as permitted by the terms of the LLC Agreement or the Stockholders Agreement.

                  "KAT L.P." means KAT Holdings, L.P., a Delaware limited partnership.

                  "Lead Underwriter" has the meaning set forth in Section 10 hereof.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement, dated as of December 10, 2003, of ATR Acquisition, LLC, as may be amended from time to time.

                  "Market Value Per Share" means, with respect to any date, the quotient obtained by dividing (a) the Fair Market Value of the entire common equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights), calculated as of such date, plus the aggregate consideration to be paid to the Company upon the exercise, conversion or exchange of all then outstanding and exercisable, convertible or exchangeable Common Stock Equivalents, by (b) the sum of the number of shares of Common Stock then outstanding, plus the number of shares of Common Stock then issuable upon exercise, conversion or exchange of then outstanding and exercisable, convertible or exchangeable Common Stock Equivalents.

                  "Option Shares" has the meaning specified in the preamble hereto.


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                  "Permitted Holders" means any Specified Holders.

                  "Permitted Transferee" means the Stockholder's Family Members and Personal Representative.

                  "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

                  "Personal Representative" means with respect to any individual, any executor, administrator, trustee, guardian or other legal representative of such individual.

                  "Prime Rate" means, for any day, a rate per annum that is equal to the corporate base rate of interest as stated in The Wall Street Journal, changing when and as said corporate base rate changes.

                  "Purchase Price Per Share" means $1,000 or, in the case of Common Stock or Common Stock Equivalents other than the Shares, the Rollover Options, the Hull Warrants and the New Options issued and outstanding as of the date hereof, the applicable purchase price or exercise or conversion price under the terms of the option agreement or other agreement governing the issuance of such Common Stock or Common Stock Equivalents.

                  "Qualified Public Offering" means the consummation of an underwritten public offering of Common Stock or other capital stock of the Company that is listed for trading on the New York Stock Exchange or the NASDAQ National Market (or any successor exchange, market or organization thereto) resulting in gross proceeds of at least $100,000,000.

                  "Related Entity" means, with respect to any entity, such entity's direct and indirect parents and subsidiaries.

                  "Related Persons" means, with respect to any individual, such individual's parents, spouse, children and grandchildren.

                  "Repurchase Notice" has the meaning specified in Section 3.3 hereof.

                  "Rollover Options" has the meaning specified in the preamble hereto.

                  "Sale of the Company" means in any one or a series of transactions, any (i) sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (including the capital stock or assets of its operating subsidiaries) to any Person other than a Specified Holder or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group") other

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


                  than a Group controlled by one or more of the Specified Holders, or (ii) sale or transfer of all of the shares of capital stock of the Company (including, without limitation, any merger, reorganization, consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) to any Person other than any of the Specified Holders or Group other than a Group controlled by one or more of the Specified Holders.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" has the meaning specified in the preamble hereto.

                  "Specified Holders" means (i) KAT L.P. and any other investment partnership or entity managed or controlled by Kenner & Company, Inc. and/or its Affiliates, (ii) UBS Capital Americas II, LLC and/or its Affiliates, (iii) ML IBK Positions, Inc. and/or its Affiliates, (iv) any partners, members or investors (either directly or indirectly through any investment partnerships or entities) in the entities described in clauses (i), (ii) and (iii) above who are distributees of investments held by the entities described in clauses (i), (ii) and (iii) above, (v) any immediate family members or lineal descendents, or trusts or other entities for their benefit in respect of the Persons described in clauses
                  (i), (ii), (iii) and (iv) above, and (vi) any Affiliates in respect of the Persons described in clauses (i), (ii), (iii) and (iv) above. Specified Holders will not include Masco Corporation and its Affiliates.

                  "Stockholder" has the meaning specified in the introductory paragraph hereof.

                  "Stockholder Non-Renewal" shall mean, upon the expiration of any employment agreement between the Company or any Related Entity and a Stockholder, the non-renewal of such agreement by the Stockholder (under circumstances not involving Good Reason).

                  "Stockholders Agreement" means the Stockholders Agreement, dated as of December 10, 2003, by and among the Company and the other signatories party thereto, as may be amended from time to time.

                  "Subsidiary" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those persons exercising functions similar to directors of a corporation).

                  "Termination of Employment" means the termination of the Stockholder's employment with the Company and all of its Related Entities for any reason,


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                  including without limitation for retirement, death or
                  disability of the Stockholder, and whether or not for "Cause".

                  "Transfer" has the meaning specified in Section 3.1 hereof.

2. REPURCHASE OF SHARES.

         2.1 Call on Shares. Upon the Termination of Employment at any time, or a Sale of the Company, the Company and/or its designees may, at its option, repurchase from the Stockholder or its Permitted Transferees, and the Stockholder or its Permitted Transferees will at the request of the Company sell to the Company and/or its designees, all (but not less than all) of the Shares, Option Shares and other Common Stock and Common Stock Equivalents held by the Stockholder or its Permitted Transferees at a purchase price per share determined pursuant to paragraphs (a), (b) and (c) below:

                  (a) in the event that such Termination of Employment is by the Company for Cause, or by the Stockholder under circumstances that do not involve Good Reason including by the Stockholder under circumstances that involve Stockholder Non-Renewal at a purchase price per share equal to the lesser of (i) the Purchase Price Per Share and (ii) the Market Value Per Share as of the date of such Termination of Employment, minus, in the case of a Common Stock Equivalent, any exercise or conversion price; and

                  (b) in the event that such Termination of Employment is for any reason not referenced in Section 2.1(a), including, without limitation, termination by the Company or any Related Entity without Cause, death, Disability, retirement, Good Reason, or Company Non-Renewal, at a purchase price per share equal to the greater of (i) the Purchase Price Per Share and (ii) the Market Value Per Share as of the date of such Termination of Employment, minus, in the case of a Common Stock Equivalent, any exercise or conversion price; and

                  (c) in the event of a Sale of the Company, at a purchase price per share equal to the same amount and type of consideration per share received by each other holder of Common Stock in connection with such Sale of the Company, minus, in the case of a Common Stock Equivalent, any exercise price or conversion price.

         2.2 Call Closing. The Company's call rights under Section 2 hereof shall be exercisable by the Company at any time within 90 days following the Termination of Employment or, in the case of a Sale of the Company, 30 days prior to or 90 days following such Sale of the Company, by notice (the "Call Notice") to the Stockholder specifying the number of Shares or other securities being repurchased, the aggregate purchase price payable therefor and the date, time and place of a closing for the repurchase, such closing to be held not earlier than five (5) days nor later than thirty (30) days after delivery of the Call Notice to the Stockholder. The Company's call rights under Section 2.1 above shall lapse if not exercised within the time periods specified


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above in accordance with the provisions hereof except as otherwise provided in
Section 5 hereof. Upon tender by the Company of the purchase price for the Shares, Option Shares or other Common Stock or Common Stock Equivalents, being repurchased hereunder in accordance with Section 6 hereof, all of the Shares, Option Shares or other Common Stock or Common Stock Equivalents, being so repurchased shall no longer be deemed to be outstanding, all of the Stockholder's rights with respect to such Shares, Option Shares or other Common Stock or Common Stock Equivalents, shall terminate with the exception of the right of the Stockholder to receive the repurchase price in exchange therefor pursuant to this Section 2.2, and the Stockholder hereby appoints the Company as its attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares, Option Shares or other Common Stock or Common Stock Equivalents, on its books and records.

         2.3 Put. If, in the event of (i) Termination of Employment by the Company without Cause, (ii) Termination of Employment due to death or Disability, (iii) Termination of Employment by the Stockholder with Good Reason,
(iv) Termination of Employment due to a Company Non-Renewal, or (v) a Sale of the Company (other than a Sale of the Company subject to the Drag Along Right), the Stockholder or his Personal Representative may require the Company to purchase all (but not less than all) of the Shares, Option Shares and other shares of Common Stock and Common Stock Equivalents, that are owned by the Stockholder as of the effective date of such Termination of Employment or Sale of the Company. In such event, the purchase price shall be as set forth in
Section 2.1(b) or 2.1(c) above, as the case may be.

                  (a) If, in the event of Termination of Employment by the Stockholder without Good Reason, or in the event of a Stockholder Non-Renewal, and if the Company does not exercise its option to purchase Shares, Option Shares or any other shares of Common Stock or Common Stock Equivalents held by the Stockholder, the Stockholder or his Personal Representative may require the Company to purchase all (but not less than all) of the Shares, Option Shares and other shares of Common Stock and Common Stock Equivalents, that are owned by the Stockholder as of the effective date of such Termination of Employment In such event, the purchase price shall be as set forth in Section 2.1(a) above.

         2.4 Put Closing. If the Stockholder or his Personal Representative elects to exercise his put option as described in Section 2.3 above, the Stockholder or his Personal Representative shall give written notice to the Company of such intention not later than ninety (90) days after his Termination of Employment or Sale of the Company (other than a Sale of the Company subject to the Drag-Along Right). The Closing of such repurchase shall otherwise be effected in accordance with the provisions set forth in Section 2.2 hereof for a call closing.


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3. RESTRICTIONS ON TRANSFER; DRAG-ALONG RIGHTS; TAG-ALONG RIGHTS.

         3.1 Restrictions on Transfer of Shares. The Stockholder may not sell, assign, transfer, pledge or otherwise dispose of ("Transfer") any of the Shares, Option Shares or other Common Stock or Common Stock Equivalents, held by the Stockholder, either voluntarily or involuntarily or by operation of law; provided, however, that the Stockholder may Transfer any such securities (x) to the Company pursuant to Section 2 hereof, (y) in accordance with this Section 3, and (z) to Permitted Transferees of the Stockholder, so long as any such transferee agrees to be bound by the provisions hereof.

         3.2 Dispositions in Breach of this Agreement. Any disposition or attempted disposition of any Shares, Option Shares or other Common Stock or Common Stock Equivalents in breach of the provisions of Section 3.1 hereof shall be void, shall constitute a breach of this Agreement and shall entitle the Company or its designee to repurchase all of the Shares, Option Shares or other Common Stock or Common Stock Equivalents, pursuant to the procedures set forth in Section 3.3 hereof, at a purchase price per Share equal to the lower of the Market Value Per Share or the Purchase Price Per Share as of the date of such disposition or attempted disposition, minus, in the case of any Common Stock Equivalents, the applicable exercise or conversion price. The repurchase rights of the Company under this Section 3.2 will lapse if not exercised pursuant to
Section 3.3 hereof within 90 days of the date on which the Board of Directors of the Company first receives actual notice of the disposition or attempted disposition giving rise to such repurchase rights, but such failure to exercise shall in no event constitute a waiver of any breach of this Agreement.

         3.3 Repurchase Procedure. The Company may exercise its repurchase rights under Section 3 hereof by giving notice (the "Repurchase Notice") to the Stockholder within ninety (90) days after the Board obtains actual knowledge of the breach giving rise to such repurchase rights. The Repurchase Notice shall specify the aggregate purchase price for the Shares, Option Shares or other Common Stock or Common Stock Equivalents, and the date, time and place for a closing of the repurchase, such closing to be held not earlier than five (5) days nor later than thirty (30) days after delivery of the Repurchase Notice by the Company to the Stockholder. The Company's repurchase rights under Section
3.2 hereof shall lapse with respect to any event giving rise thereto if not exercised within the foregoing time periods in accordance with the procedures specified in this Section 3.3 except as otherwise provided in Section 5 hereof. Upon tender by the Company of the purchase price for the securities being repurchased hereunder in accordance with Section 6 hereof, all of the Shares, Option Shares or other Common Stock or Common Stock Equivalents, being so repurchased shall no longer be deemed to be outstanding, all of the Stockholder's rights with respect to such Shares, Option Shares or other Common Stock or Common Stock Equivalents, shall terminate with the exception of the right of the Stockholder to receive the repurchase price in exchange therefor pursuant to Section 3.2, and the Stockholder hereby appoints the

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Company as its attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares, Option Shares or other Common Stock or Common Stock Equivalents, on the Company's books and records.

         3.4 Drag-Along Rights.

                  (a) If, at any time, any of the Institutional Investors determines to transfer in a bona fide arm's length sale Common Stock and Common Stock Equivalents owned by such Institutional Investor to any person or persons who are not Affiliates of such Institutional Holder (the "Proposed Transferee") and such transfer would trigger the drag-along rights provided under Section 9.5 of the LLC Agreement and/or the provisions of the Stockholders Agreement, such Institutional Investor(s) shall have the right (the "Drag Along Right"), subject to applicable law and compliance with any other restrictions applicable to such transfer, to require the Stockholder to sell, pursuant to this Section 3.4, to the Proposed Transferee, on the same terms and conditions as applicable to such Institutional Investor except as limited in Section 3.4(b), that same portion of the Common Stock, Shares, Option Shares and Common Stock Equivalents then held by the Stockholder as the other Company Stockholders subject to the drag-along rights set forth in Section 9.5 of the LLC Agreement and/or pursuant to the Stockholders Agreement are obligated to sell pursuant to such agreements (the "Drag-Along Securities); provided that the exercise or conversion price of any Common Stock Equivalents will be subtracted from any purchase price otherwise paid therefor.

                  (b) To exercise a Drag Along Right, KAT L.P. shall cause the selling Institutional Investor(s) to give the Stockholder at least 15 days prior to the proposed transfer to the Proposed Transferee, a written notice (the "Drag Along Notice") containing (i) the name and address of the Proposed Transferee and (ii) the proposed purchase price, the terms of payment and other material terms and conditions of the Proposed Transferee's offer. The Stockholder shall thereafter be obligated to sell all the Drag-Along Securities to the Proposed Transferee. The Stockholder shall agree to enter into a purchase agreement in form and substance approved by the Institutional Investor which may contain provisions requiring customary representations as to ownership of the shares to be purchased and the absence of liens thereon and customary indemnification provisions, including indemnification from the Stockholder.

                  (c) The Stockholder will not be required to participate in a Drag-Along Right pursuant to this Agreement if its express or contractual liability for representations, warranties and indemnities pursuant to the related transaction exceeds the proceeds received by the Stockholder pursuant to that transaction.

         3.5 Tag-Along Rights.

                  (a) If any Kenner Member (as defined in the LLC Agreement) determines to sell, transfer or otherwise dispose of any shares of Common Stock or Common Stock Equivalents then owned by the Institutional Investors (the "Transfer

Securities") to any Person or Persons (other than to the partners and co-investors and their respective Affiliates of the Kenner Member) and such sale, transfer or other disposition would trigger the tag-along rights provided under Section 9.3 of the LLC Agreement and/or the provisions of the Stockholders Agreement, KAT Holdings, L.P. shall cause the Kenner Member to notify the Stockholder in writing (the "Tag Along Notice") of such proposed transfer and its terms and conditions. Within 15 days of receipt of a Tag Along Notice, the Stockholder shall notify (the "Tag Along Participation Notice") the Kenner Member if it elects to participate in such transfer ("Tag Along Right") and shall state the number of Shares, Rollover Options and other Common Stock that the Stockholder desires to sell (the "Tag Along- Securities"). Upon electing to transfer, the Stockholder shall be obligated to sell, at the same price and on the same terms as the Kenner Member, the number of Tag-Along Securities stated in its notice to the Kenner Member. The Stockholder may elect to sell such number of Tag-Along Securities as is equal to the number of shares of Transfer Securities to be purchased by the proposed transferee multiplied by a fraction, the numerator of which shall be the number of Shares, Rollover Options and other Common Stock held by the Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock or Common Stock Equivalents held by the Kenner Member and all other stockholders exercising tag-along rights under the LLC Agreement and/or the Stockholders Agreement and other Buy-Sell Agreements (including the Stockholder); provided, however, that the sale of the Transfer Securities contained in the Tag Along Notice is consummated within 90 days following delivery of the Tag-Along Notice. The Stockholder shall agree to enter into a purchase agreement in form and substance approved by the Kenner Member which may contain provisions requiring customary representations as to ownership of the Tag-Along Securities to be purchased and the absence of liens thereon and indemnifications from the Stockholder (provided, that the Stockholder will not be required to undertake express or contractual liability for representations, warranties and indemnities pursuant to the tag-along transaction if such liability exceeds the proceeds received by the Stockholder pursuant to such transactions). If the sale is not consummated within 90 days following delivery of the Tag-Along Notice, then the Stockholder shall no longer be obligated but shall continue to have the right to sell such Stockholder's Tag-Along Securities pursuant to such Tag Along Right and shall have the rights under, and remain subject to, the provisions of this Section 3.5 with respect to any subsequent proposed transfer described in this Section 3.5. In the event that the proposed transferee does not purchase the number of shares of Tag-Along Securities that the Stockholder elects to sell pursuant to the foregoing on the same terms and conditions as the securities purchased from the Kenner Member, then the Kenner Member shall not be permitted to sell any securities to the proposed transferee. If no Tag Along Participation Notice is received by the end of the 15 days referred to above, the Kenner Member shall have the right to transfer the securities to the proposed transferee.

4. LEGENDS; STOP TRANSFER.

         4.1 Each certificate representing the Shares shall bear legends in or substantially in the following form:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE AND OTHER RIGHTS IN FAVOR OF THE COMPANY AND PROVISIONS RESTRICTING TRANSFER CONTAINED IN A BUY-SELL AGREEMENT, DATED AS OF DECEMBER 10, 2003, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         4.2 In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in the stock books of the Company, and such shares shall be transferred on the books of the Company only if and when transferred or sold in compliance with all of the terms and conditions of this Agreement.

5. REPURCHASE RESTRICTIONS.

         5.1 Contractual Restrictions on Repurchase. Notwithstanding any provision to the contrary in Sections 2 or 3 hereof, in the event that any payment by the Company of any portion of the purchase price for any Shares, or other Common Stock or Common Stock Equivalents, that the Company is obligated pursuant to the put to repurchase is, at the time such payment would otherwise be due hereunder, prohibited by the terms of any of the Company's or any of its Subsidiaries' financing agreements or indentures with its lenders or creditors to which the Company or any of its Subsidiaries is bound, the Company shall be entitled, but not obligated, to complete the repurchase of such Shares, or other Common Stock or Common Stock Equivalents, by tendering to the Stockholder (or any Permitted Transferee pursuant to Section 3.1 hereof) (a) a check for that portion (if any) of the cash purchase price the payment of which is not so prohibited, and/or (b) a promissory note ("Note") for the entirety or balance of the cash purchase price, as applicable. Each such Note shall (i) bear interest at the Prime Rate, (ii) provide for the payment of the principal evidenced thereby in annual installments commencing one (1) year after such repurchase in such amounts as are satisfactory to the Company's and its Subsidiaries' lenders, and (iii) be subordinated to the Company's or any of its Subsidiaries' indebtedness to its lenders on terms satisfactory to such lenders.

         Notwithstanding anything to the contrary contained in this Agreement, the entire principal balance of the Note and any accrued and unpaid interest under the Note shall be due and payable upon: (i) the Sale of the Company or
(ii) when the payment of such is no longer prohibited under the Company's financing agreements or indentures. Once all accrued but unpaid interest has been paid, the Company shall also periodically pay as much of the outstanding principal balance of the Note when the payment of such is no longer prohibited under the Company's financing agreements or indentures. While the Note will provide for annual payments, the Company shall test on a quarterly basis (using the Company's compliance certificates delivered under its financing agreements and indentures for the following periods: March 31, June 30, September 30, and December 31 of each year the Note is outstanding) to determine whether the Company will be permitted to make the interest and principal payments required by this paragraph. Each test shall be performed within ten (10) days of the availability of the financial data required. Once it has been determined that any payment of interest or principal is permitted, such payment(s) shall be made within ten (10) days of the completion of the test.

         5.2 Impairment of Capital. If, even after giving effect to the provisions of Section 5.1 above, the Company is prohibited by law from repurchasing any Shares, or other Common Stock or Common Stock Equivalents, which it is obligated pursuant to the put to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company has sufficient capital to lawfully repurchase such Shares, or other Common Stock or Common Stock Equivalents (the "Delayed Closing Date"). In the event of any such delay, (a) the Company will be obligated to pay, on the Delayed Closing Date, interest on the repurchase price for such Shares, or other Common Stock or Common Stock Equivalents, at the Prime Rate from the date on which the closing of the repurchase of such Shares, or other Common Stock or Common Stock Equivalents, was originally scheduled to occur to the Delayed Closing Date, and
(b) the Stockholder shall remain bound by the restrictions on Transfer contained herein during such delay.

6. PAYMENT FOR SHARES. At any closing held to consummate any repurchase of the Shares, or other Common Stock or Common Stock Equivalents, hereunder, the Stockholder shall deliver to the Company all certificates representing such Shares, or other Common Stock or Common Stock Equivalents, duly endorsed in blank or with duly executed stock powers attached, and the Company shall deliver to the Stockholder a check in the amount of the repurchase price and/or a promissory note as provided in Section 5.1 above.

7. TERM. This Agreement, and, except as provided in the following sentence, the repurchase rights and obligations and all of the restrictions on transfer contained herein (including, without limitation, the repurchase rights of the Company pursuant to Sections 2 and 3 hereof), shall terminate upon the earliest of (a) Sale of the Company (provided, however, that, in the event of a Sale of the Company, Sections 2, 5 and 6 of this Agreement (and the related definitions) shall not terminate until such time as the repurchase provisions contained therein have been satisfied or have otherwise terminated or expired) or, (b) a Qualified Public Offering (provided however, Section 10 shall not terminate). The termination of this Agreement shall not affect any repurchase rights or obligations, which have arisen hereunder prior to such termination.

8. ADJUSTMENT OF REPURCHASE PRICE. Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the repurchase price otherwise payable to the Stockholder upon the repurchase of any Shares, or other Common Stock or Common Stock Equivalents, pursuant to Sections 2 and 3 hereof shall be proportionally adjusted to reflect such reorganization.

9. CONSENT TO APPROVED SALE. If the Board and the holders of a majority of the Common Stock then outstanding approve the Sale of the Company to an independent third party pursuant to the Drag-Along Right (the "Approved Sale"), the Stockholder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of capital stock, the Stockholders shall agree to sell all of its Shares, Option Shares and other Common Stock and Common Stock Equivalents (including, if applicable, the Common Stock and Common Stock Equivalents excluded in clauses x and y of the definition of Common Stock Equivalents) on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. The Stockholder shall take all necessary and desirable actions as determined by the Company (including, without limitation, providing such customary representations and warranties and customary indemnification) in connection with the consummation of the Approved Sale. For purposes of this Section 9, an "independent third party" is any person who does not own in excess of 5% of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse, ancestor, descendant (by birth or adoption) or descendent of a grandparent of any such 5% owner of the Common Stock. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated pursuant to the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholder shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated pursuant to the Securities Act) reasonably acceptable to the Company. If the Stockholder appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if the Stockholder declines to appoint the purchaser representative designated by the Company the Stockholder shall appoint another purchaser representative (reasonably acceptable to the Company), and the Stockholder shall be responsible for the fees of the purchaser representative so appointed.

10. UNDERWRITER LOCK-UP PERIOD.

         If requested by the Company and the lead underwriter of any public offering (including a Qualified Public Offering) of the Common Stock (the "Lead Underwriter"), the Stockholder shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Shares, Option Shares, Common Stock or Common Stock Equivalents (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the "Lock-up Period"). The Stockholder shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an award until the end of such Lock-up Period.

11. GENERAL.

         Notices. Any notice, demand, request or other communication given hereunder to any party, shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) to the Stockholder, at his or her residence address last filed with the Company and (ii) if to the Company, Atrium Corporation, 1341 W. Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Attn: General Counsel, or to such other address as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) if mailed, three (3) days after being mailed as described above; or (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

         11.1 Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Stockholder of his or her obligations under Sections 2, 3, 6, 9 or 10 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

         11.2 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         11.3 Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         11.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.5 Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and Permitted Transferees of each of the parties hereto. It is expressly agreed that the Company may from time to time assign any of its repurchase rights hereunder to one or more of the holders of the Common Stock or Common Stock Equivalents.

         11.6 Entire Agreement. This Agreement, together with any applicable employment agreement, stock subscription agreement or stock option agreement to which the Stockholder is a party, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Stockholder of any right to continuing employment with the Company or any of its Subsidiaries or to restrict in any way the Company's or any of its Subsidiaries' right to terminate the Stockholder's employment at any time.

         11.7 Third Parties. Each of the Institutional Investors is an intended third party beneficiary of the provisions of Section 3.4 of this Agreement.

         11.8 Governing Law. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

         11.9 Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of all parties hereto.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Buy-Sell Agreement to be duly executed as of the date and year first above written.

THE COMPANY:                       ATRIUM CORPORATION


                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

THE STOCKHOLDER:


                                   By:
                                      ------------------------------------------
                                       Name:
                                       Address:


                                   KAT HOLDINGS, L.P.

                                   By: KAT Group, L.P. its general partner


                                   By: JLK Operations, Inc., its general partner


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: